Exhibit (d)

Opinion of counsel

February 26, 2021

Citibank, N.A. – ADR Department

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), 200,000,000 American Depositary Shares (the “ADSs”) to be issued under the Amended and Restated Deposit Agreement, dated as of May 7, 2001, and as proposed to be amended by Amendment No. 1, a form of which is attached as Exhibit (a)(i) to the Registration Statement, by and among ABB Ltd, a company incorporated under the laws of Switzerland (the “Company”), Citibank, N.A., as Depositary, and all Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) from time to time of American Depositary Shares issued and outstanding under the Amended and Restated Deposit Agreement (as so amended, the “Deposit Agreement”). Each ADS will represent, subject to the terms and conditions of the Deposit Agreement, and, if applicable, the American Depositary Receipt (“ADR”) evidencing such ADS, the right to receive one (1) registered share, par value CHF 0.12 per share, of the Company (the “Shares”).

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

Assuming that, at the time of their issuance, the Registration Statement will be effective and the Shares have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the ADR(s) evidencing the ADS(s).

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Herman H. Raspé
A Member of the Firm